                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Summa Four, Inc. on Form S-8 (File Nos. 333-2596, 33-69614, 33-69616, 33-69618,
33-69620, and 33-69622) of our report dated May 1, 1998, on our audits of the consolidated financial statements and financial statement schedule of Summa Four, Inc. as of March 31, 1998 and 1997 and for the three years in the period ended March 31, 1998, which report is included in this Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 23, 1998





                                       50